UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2010

ELECTROMED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-34839	41-1732920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Sixth Avenue NW
New Prague, MN  56071
(Address of Principal Executive Offices)(Zip Code)

(952) 758-9299
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07     Submission of Matters to a Vote of Security Holders

On November 5, 2010 Electromed, Inc., (the “Company”) held its Fiscal Year 2011 Annual Meeting of Shareholders in New Prague, Minnesota.  The Company’s shareholders voted on four proposals at the meeting, each of which was fully described in the Company’s Proxy Statement for the Fiscal Year 2011 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on October 14, 2010.  The voting results for each proposal are set forth below.

Proposal 1 – The Company’s shareholders voted to set the number of directors at seven.

For	Against	Abstain	Broker Non-Vote
6,432,592	8,006	38,426	0

Proposal 2 – The Company’s shareholders voted to elect seven directors, Robert D. Hansen, Noel D. Collis, Stephen H. Craney, Thomas M. Hagedorn, Craig N. Hansen, Darrel L. Kloeckner, and George H. Winn, to the Company’s Board of Directors to serve until the 2012 Annual Meeting or until their successors are duly elected and qualified.

	For	Withheld	Broker Non-Vote
Robert D. Hansen	5,513,973	12,500	952,551
Noel D. Collis	5,446,415	80,058	952,551
Stephen H. Craney	5,513,973	12,500	952,551
Thomas M. Hagedorn	5,513,973	12,500	952,551
Craig N. Hansen	5,274,373	252,100	952,551
Darrel L. Kloeckner	5,402,881	123,592	952,551
George H. Winn	5,159,781	366,692	952,551

Proposal 3 – The Company’s shareholders voted to amend the Company’s Articles of Incorporation to increase the number of authorized shares from 10,000,000 to 15,000,000, including 13,000,000 shares of common stock and 2,000,000 shares of unclassified stock.

For	Against	Abstain	Broker Non-Vote
4,950,693	552,780	23,000	952,551

Proposal 4 –  The Company’s shareholders voted to ratify the selection of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011.

For	Against	Abstain	Broker Non-Vote
6,440,598	0	38,426	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electromed, Inc.
Date: November 9, 2010	By /s/ Terry M. Belford
	Name:	Terry M. Belford
	Title:	Chief Financial Officer